Exhibit 23


                         Consent of Independent Auditors

We consent to the incorporation by reference in the following registration statements of Vishay Intertechnology, Inc. and in the related Prospectuses of our report dated February 6, 2003, with respect to the consolidated financial statements of Vishay Intertechnology, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2002.

     Registration
    Statement Number              Form              Description
    ----------------              ----              -----------

         33-7850                  S-8         1986 Employee Stock Plan of Vishay
                                              Intertechnology, Inc.

         33-7851                  S-8         1986 Employee Stock Plan of
                                              Dale Electronics, Inc.

        333-78045                 S-8         1997 Stock Option Program
                                              and 1998 Employee Stock
                                              Option Program of Vishay
                                              Intertechnology, Inc.

        333-68090                S-3/A        $550,000,000 Liquid Yield
                                              Option Notes Due 2021

        333-89614                 S-3         Shares of Common Stock upon
                                              Conversion of General
                                              Semiconductor, Inc. 5.75%
                                              Convertible Notes due 2006

        333-73496                 S-8         Amended and Restated General
                                              Semiconductor, Inc. 1993
                                              Long-Term Incentive Plan and
                                              General Semiconductor, Inc.
                                              Amended and Restated 1998
                                              Long-Term Incentive Plan

        333-52594                S-3/A        $1,000,000,000 Offered Amount of
                                              Unsecured Debt Securities and
                                              Common Stock


                                               /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 25, 2003